                                                                   Exhibit 10.34




                      MASTER PRODUCT FINANCING AGREEMENT

       This Master Product Financing Agreement (this "Agreement") dated as of September 25, 1996, is entered into between Hologic Inc., whose address is 590 Lincoln Street, Waltham, Massachusetts 02154 ("Hologic") and Sanwa Business Credit Corporation whose address is One South Wacker Drive, Suite 3900, Chicago, Illinois 60606 ("SBCC").

       Whereas, Hologic is engaged in the business of manufacturing and financing bone densitometry and calibration equipment; and

       Whereas, SBCC is engaged in the business of leasing capital equipment and acquiring chattel paper arising out of the sale, lease or financing of capital equipment; and

       Whereas, Hologic from time to time leases or finances certain of its products to its customers pursuant to lease agreements, installment sale agreements or other financing agreements; and

       Whereas, Hologic desires to sell and assign and SBCC desires to purchase from Hologic pursuant to the terms of this Agreement and any applicable Program Supplement(s), the leases, installment sale agreements or finance agreements generated out of the financing of such products, the payments relating thereto, and the products which are subject to such leases and agreements;

       Now therefore, in consideration of the premises and for other good and valuable consideration received, SBCC and Hologic hereby agree as follows:

       1.   Master Agreement; Program Supplements.   The terms and conditions of
            -------------------------------------
this Agreement are master terms and conditions which may be supplemented and/or clarified by one or more "Program Supplements" from time to time entered into by
                          -------------------
Hologic and SBCC. Each Program Supplement will constitute a separate set of terms and conditions incorporated in full under and made a part of this Agreement, which will be applicable to the particular financing program provided under the Program Supplement. No Program Supplement will, unless specifically provided for in its terms, apply to, modify, or limit the provisions of any other Program Supplement entered into under this Agreement. This Agreement, together with all Program Supplements, will constitute a single agreement. Inconsistencies between a Program Supplement and this Agreement, will be controlled, but only with respect to the applicable Program, by the terms of the Program Supplement.

       2.   Definitions.  The following terms will have the meanings given to
            -----------
them in this Section:

       "As-Placed Investment" means as of any date, for each item of Equipment purchased under a Program Supplement, the amount specified as "As-Placed Investment" in the Program Supplement or schedule thereto. The As-Placed Investment will reflect the amount attributed to

SBCC's unrecovered investment in Equipment through the end of the projected term (but not after the projected term) of the related Contract.

       "Attributed Rent" means, for each item of Equipment purchased under a Program Supplement, the amount determined as Attributed Rent using the methodology specified in the Program Supplement.

       "Contract" means a lease, installment financing, or other agreement arising out of the provision, sale or financing of Equipment.

       "Eligible Contract" means a Contract purchased by SBCC which meets all of the requirements set forth in Section 5 and any additional eligibility requirements under the Program Supplement applicable to such Contract; provided,
                                                                       --------
however, that notwithstanding that a Contract is otherwise an Eligible Contract,
-------
upon (i) a breach of the covenant set forth in Section 6(e), (ii) a breach of any of Hologic's other covenants or agreements under Sections 6(c), 6(f), 6(h), 8(c), or 9(b) of this Agreement, (iii) a breach of any remarketing reporting provision set forth in any Program Supplement, (iv) or a breach of any of Hologic's obligations to pay any amount to SBCC under this Agreement or any other agreement, which breach (other than under Section 6(e)) remains unremedied thirty (30) days after notice from SBCC, the Contract and all other Contracts shall cease to be Eligible Contracts.

       "Equipment" means bone densitometers and related calibration equipment manufactured by Hologic or offered under Hologic's brand, and third-party brand equipment used in conjunction with Hologic-brand equipment which is approved for purchase pursuant hereto by SBCC.

       "Fair Market Value Purchase Price" for each unit of Equipment purchased hereunder shall be determined according to the Program Supplement therefor.

       "Investment Balance" means, with respect to any Contract or item of Equipment as of any date, the sum of (i) the "As-Placed Investment" as of such date, plus (ii) the Residual Investment as of such date, plus (iii) the sum of any unpaid taxes or other costs and expenses accrued or incurred by SBCC with respect to the Equipment or the Contract, plus (iv) interest on any amount specified in clause (iii) which has not been paid within thirty (30) days from the projected payment date or due date thereof (such interest to accrue at the rate of twelve percent (12%) per annum)SBCC.

       "Loss" means, with respect to any Section 11(b) indemnification, the amount by which the indemnity payment with respect to an item of Equipment exceeds the amount distributed to Hologic under Section 11(e)(iii) on account of such Equipment. The amount of Loss shall be reduced by the amount of any payments received by Hologic from or on behalf of the Obligor after Hologic's indemnity payment. For purposes of calculating "Loss", the amount attributed to remarketing events will be determined as follows:

          (i) if the remarketing was an arm's length, good faith cash or installment sale or a full pay-out lease in accordance with Hologic's standard practices, the gross proceeds of such sale or lease (discounted to present value provided in the last sentence of this definition) minus such of Hologic's actual related out-of-pocket expenses as are approved by SBCC;

          (ii) if the remarketing was an arm's length "true" or "operating" lease in accordance with Hologic's standard practices, the greater of (x) the fair market value of the Equipment, as determined by SBCC in good faith or (y) the gross rentals owing under such lease (discounted to present value as provided in the last sentence of this definition) plus the estimated fair market value of the Equipment at the end of the lease term, as determined by SBCC in good faith (discounted to present value as provided in the last sentence of this definition); and

          (iii) if the remarketing was other than as described above, an amount determined by SBCC in good faith.

The discount rate to be used in the calculations described clauses (i) - (iii) shall be the discount rate then used by SBCC for contracts which are the most similar to the contract resulting from the remarketing.

     "Obligor" means any party obligated in respect of a Contract other than the lessor or vendor of the Equipment covered thereby.

     "Obligor Guaranty" means any guaranty given to Hologic (or under which Hologic has rights) by any person or entity guaranteeing the payment and/or performance of a Contract purchased by SBCC.

     "Obligor Default" means:

          (i) failure of an Obligor under any Contract to make a Payment within ninety (90) days of the due date of that Payment;

          (ii) failure of any Obligor to perform any of its material obligations under any Contract and the continuation of such failure for thirty (30) days after notice thereof;

          (iii) insolvency of any Obligor, inability of any Obligor to pay its debts as they mature, any Obligor's assignment for the benefit of creditors, or the institution of any proceeding alleging that the Obligor is insolvent or unable to pay its debts as they mature which proceeding is not withdrawn or dismissed within sixty (60) days after institution; or

          (iv) falsity in any material respect as of the date made in any Obligor's statement, representation or warranty made in connection with any Contract.

     "Payment" means any payment, whether or not earned by performance, receivable by the vendor or lessor under a Contract purchased by SBCC or by the owner of Equipment covered by such a Contract.

     "Residual Investment" means as of any date, for each item of Equipment purchased under a Program Supplement, the amount specified as "Residual Investment" in the Program Supplement or schedule thereto. The Residual Investment will reflect the amount attributed to

SBCC's unrecovered investment in Equipment at the end of the projected term of the related Contract.

2.   Purchases.
     ---------

     (a)  Facility.  Hologic may offer to SBCC the right to purchase any
          --------
Contract which it enters into, together (if the applicable Program Supplement provides for the purchase of Equipment) with the Equipment which is the subject of any such Contracts. SBCC, in its discretion and subject to the terms and conditions of this Agreement and any applicable Program Supplement, may purchase any or all such Contracts and Equipment. If SBCC for any reason refuses to buy any such Contract or Equipment within ten (10) days after the offer has been made, then Hologic may offer the Equipment to any other purchaser.

     (b)  Closing.  On the date of each purchase, SBCC shall pay to Hologic the
          -------
aggregate Fair Market Value Purchase Price for all Contracts and the related Equipment being purchased on such date, and Hologic shall sell, assign and transfer to SBCC all right, title and interest in and to (i) the Contracts being purchased, (ii) all Payments receivable with respect to such Contracts, (iii) all rights of Hologic under such Contracts, (iv) all Obligor Guaranties; and (v) if SBCC is purchasing the Equipment covered by the Contract, all of the property and Equipment referred to in and covered by the Contracts and all accessions, accessories, parts, additions and attachments attached thereto or used in connection therewith and all replacements and substitutions thereof. SBCC may first apply the proceeds representing the Fair Market Value Purchase Price to be paid at closing as a set off against any payments Hologic is then required to make to SBCC under this Agreement or any Program Supplement.

     (c) No Delegation.  SBCC shall not be deemed by reason of any purchase
         -------------
hereunder to have assumed any of Hologic's obligations under any Contract or with respect to any Equipment.

     (d) Security Interest.  If SBCC does not purchase the Equipment covered
         -----------------
under a Contract purchased under this Agreement, Hologic, in connection with SBCC's purchase of the Contract, grants to SBCC, or assign to SBCC Hologic's security interest in the property and Equipment covered by the Contract and all accessions, accessories, parts, additions and attachments attached thereto or used in connection therewith and all replacements for or substitutions of any thereof and all proceeds, products, rents, issues, profits, and returns thereof and therefrom. Additionally, in the event it is determined that any purchase made under this Agreement constitutes a loan or loans; then as collateral security for the payment of all sums and amounts due hereunder, Hologic hereby grants to SBCC a security interest in and to all Contracts covered by the "loan(s)", all Payments, rights, Obligor Guaranties, and property and Equipment related to any such Contracts and all accessions, accessories, parts, additions and attachments attached thereto or used in connection therewith and all replacements for or substitutions of any thereof; and proceeds, products, rents, issues, profits, and returns thereof and therefrom. Lastly, SBCC shall have a security interest, to secure each obligation of Hologic to SBCC under or in connection with this Agreement or any Program Supplement, in any retained interest of Hologic in any and all Contracts purchased by SBCC and in any Payments, rights, Obligor Guaranties, and property and Equipment related to such Contracts.

     4.   General Warranties.  Hologic hereby represents and warrants (and each
          ------------------
representation and warranty shall be considered as having been made concurrently with any Program Supplement entered into and the sale of any Equipment or Contract(s) to SBCC as an inducement to SBCC to enter into such Program Supplement or make such purchase) that:

     (a) Organized and Existing.  Hologic is a corporation duly organized,
         ----------------------
validly existing and in good standing under the laws of Delaware; and Hologic is duly qualified and in good standing as a foreign corporation authorized to do business in each state or jurisdiction where such qualification is necessary.

     (b) Duly Authorized.  Hologic is duly authorized to execute and deliver
         ---------------
this Agreement any Program Supplement thereto, and is and will (until payment in full of all amounts due and owing SBCC pursuant to the Contracts and hereto) continue to be, duly authorized to perform all of its obligations under this Agreement, each Program Supplement, and under each instrument and document delivered pursuant to this Agreement or in connection herewith;

     (c) Approvals.  The execution and delivery of this Agreement and any
         ---------
Program Supplements by Hologic does not, and the performance by it of its obligations hereunder and thereunder will not, conflict with any provision of law or of its charter or by-laws or of any agreement or court or administrative order, judgment or decree binding upon it;

     (d) Financial Information.  Hologic has delivered to SBCC copies of
         ---------------------

     (i) Hologic's most recent annual audited financial statements, prepared and certified by an independent firm of certified public accountants, in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and presenting fairly its financial condition as at such date, and the results of its operations for the twelve (l2) month period then ended and

     (ii) Hologic's most recent quarterly financial statements, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal quarter and presenting fairly its financial condition as at such date and the results of its operations for the quarter then ended, certified as true and correct by its chief financial officer; and since the date of the above described financial statements there has been no material adverse change in Hologic's financial condition.

     (e) Litigation and Contingent Liabilities.  Hologic has delivered to SBCC a
         -------------------------------------
schedule of litigation or governmental proceedings pending or threatened against Hologic (including estimates of the dollar amounts involved) which would be deemed material under generally accepted accounting practices consistently applied. Other than any liability disclosed in such schedule, Hologic's only material contingent liabilities are those provided for or disclosed in the financial statements referred to in Section 4(d).

     (f) Principal Place of Business.  Hologic's chief executive office and
         ---------------------------
principal place of business is located at the address set forth on the first page of this Agreement unless another address is specified here:

     5.   Warranties as to the Payments, the Contracts, and the Equipment.
          ---------------------------------------------------------------
Hologic hereby warrants that all of the following are true and correct with respect to any Contract or Equipment purchased hereunder, and the Payments due with respect to each such Contract:

     (a) Bona Fide Transaction.  The Contract arises from a bona fide lease or
         ---------------------
     sale of the Equipment described in the Contract.

     (b) Accurate Description of Equipment and Payments.  The Contract
         ----------------------------------------------
     accurately describes the Equipment covered by and the Payments due under the Contract.

     (c) No Obligor Default.  At the time of SBCC's purchase, no Obligor Default
         ------------------
     or event which with the passage of time or giving of notice or both would become an Obligor Default under the terms of the Contract existed and Hologic had no knowledge of any fact that might impair the Contract's validity.

     (d) Equipment Compliance and Acceptance.  The Equipment covered by the
         -----------------------------------
     Contract was new or warranted-as-new current production equipment when placed in service under the Contract, and such Equipment complies with all of the requirements of the Contract and has been delivered to and accepted under the Contract by the Obligor thereunder.

     (e) No Fixtures.  None of the Equipment covered by the Contract is a
         -----------
     fixture.

     (f) No Prepayments.  At the time of SBCC's purchase, no amounts have been
         --------------
     prepaid on the Contract.

     (g) Single Original.  The single assignable original of the Contract will
         ---------------
     be delivered to SBCC at the time of purchase.

     (h) Other Agreements.  At the time of SBCC's purchase, Hologic has informed
         ----------------
     SBCC in writing of all agreements entered into in connection with the Contract and fully executed copies (all original copies if requested by SBCC) of all those agreements, together with a current certificate of insurance evidencing coverage satisfactory to the requirements of Section 5(u), will be delivered to SBCC simultaneously with delivery of the Contract.

     (i) No Setoffs.  No setoffs, counterclaims or defenses exist to any claims
         ----------
     against or obligations of any Obligor under the Contract or any related Obligor Guaranty.

     (j) Capacity and Authorization.  Each party to the Contract or any Obligor
         --------------------------
     Guaranty has all the legal capacity, power and right required, and has received all corporate or governmental authorization required, for it to enter into and to perform its obligations under the Contract, any related Obligor Guaranty and any supplemental agreements.

     (k) Valid, Binding, Enforceable.  The Contract and each related Obligor
         ---------------------------
     Guaranty are genuine, fully in effect, valid, binding and enforceable in accordance with their terms, subject to bankruptcy laws and general principles of equity.

     (l) Complies with Laws.  The Contract and the Equipment covered by the
         ------------------
     Contract comply with all applicable laws and regulations in all material respects.

     (m) Good Title.  At the time of SBCC's purchase, Hologic had, and did
         ----------
     convey to SBCC, good title to the Contract, the Payments due under the Contract, each Obligor Guaranty related to the Contract, and, if SBCC purchases the Equipment covered by the Contract, the Equipment, free of all liens, claims or security interests, except only to the interest of the lessee or vendee.

     (n) No Liens.  The Contract, Equipment, the Payments due under the Contract
         --------
     and all proceeds thereof are not, as of the date of SBCC's purchase, subject to any lien, claim or security interest except the interest of the lessee or vendee, and Hologic will not, after the date of purchase, create or incur any other lien, claim or security interest in such property or rights.

     (o) Perfection.  Hologic has taken, at its expense, all steps from time to
         ----------
     time necessary or deemed by SBCC to be desirable to perfect (and continue the perfection of) SBCC's interest in the Contract, any related Obligor Guaranty and the Payments and Equipment covered by the Contract.

     (p) No Hologic Defaults.  Neither Hologic nor any vendor or lessor of the
         -------------------
     Equipment is in default of any of their respective obligations under the Contract or arising by contract or imposed by applicable law, rule or regulation with respect to the Contract or the related Equipment.

     (q) No Impairment of Rights or Value.  Hologic has not done anything that
         --------------------------------
     might impair the value of the Contract, any related Obligor Guaranty, or any of SBCC's rights under the Contract, any Obligor Guaranty, or to the Equipment covered by or Payments due under the Contract.

     (r) No Amendments.  Neither the Contract nor any related Obligor Guaranty
         -------------
     has been, or will be, altered, modified, changed or amended without SBCC's prior written consent.

     (s)  Insurance.  At the time of SBCC's purchase, the Equipment covered by
          ---------
     the Contract is insured against casualty and theft in an amount not less than the greater of the replacement cost of or Investment Balance of such Equipment, and such policies of insurance will name Hologic and its assignees as loss payee.

     (t) Taxes.  All taxes, assessments, fines, fees and other liabilities
         -----
     accruing prior to the purchase date and relating to the Contract, the Payments due under the Contract, the related Equipment, or any related Obligor Guaranty have or will be been paid when due, and all related filings have been or will be timely made.

     (u) Contract Provisions.  The Contract is in the form required under, and
         -------------------
     satisfies any other eligibility conditions specified in any applicable Program Supplement, and the Contract has not been modified or amended from such form

     6.   Covenants.  Hologic covenants that, until requested in writing by SBCC
          ---------
to the contrary, it will:

     (a) Financial Information.  Furnish to SBCC:
         ---------------------

          (i) as soon as available, but not later than sixty (60) days after the end of each quarter (except the last) of each fiscal year, quarterly unaudited financial statements concerning Hologic's business, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal quarter, presenting fairly its financial condition as at the end of that quarter and containing such data as may be requested by SBCC, and certified as true and correct by its chief financial officer;

          (ii)  as soon as available, but not later than one hundred-twenty
     (l20) days after the end of each fiscal year, a copy of Hologic's annual audit report for that year, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and presenting fairly its financial condition as at the end of that fiscal year and the results of its operations for the twelve (l2) month period then ended and signed by independent certified public accountants of recognized standing or otherwise satisfactory to SBCC; and

          (iii) any other information as SBCC may reasonably request from time to time;

     (b) Notice of Adverse Events.  Notify SBCC promptly upon Hologic's learning
         ------------------------
     of:

          (i) any change in the name of the vendee or lessee under any Contract purchased by SBCC.

          (ii) the default or violation of any provision of a Contract purchased by SBCC or other related document by the lessee or vendee thereunder or any other Obligor thereof.

          (iii) any adverse credit information, which Hologic may acquire or have knowledge of, with respect to any lessee or vendee of any Contract purchased by SBCC, or any other Obligor thereof.

          (iv) any and all litigation or other matters or events concerning Hologic or any Obligor which might reasonably be construed to affect adversely SBCC's interest in a Contract, Payments, or related Equipment or any of SBCC's rights under this Agreement or any Program Supplement.

     (c) Books and Records.  Permit SBCC reasonable access to Hologic's books
         -----------------
and records as they relate to Contracts purchased by SBCC.

     (d) Insurance.  Maintain general liability insurance with respect to the
         ---------
Equipment for an amount not less than $5,000,000.00. Hologic will provide SBCC with endorsements, in form and substance satisfactory to SBCC, naming SBCC as named insured under such policies of insurance.

     (e) Continuity of Business.  Not, without SBCC's written consent, (i) cease
         ----------------------
to engage in substantially the same line of business in which Hologic is engaged on the date of this Agreement, (ii) cease to engage in the sale of or provision of maintenance for bone densitometry equipment, or (iii) sell, transfer or convey, in one or more transactions, more than fifty percent (50%) of Hologic's assets or effect or be a party to any merger or consolidation, unless the entity surviving such merger or consolidation is no less creditworthy than was Hologic immediately prior to such merger or consolidation and such surviving entity specifically assumes all of Hologic's obligations under this Agreement, any Program Supplement(s) and with respect to the Contracts.

     (f) Performance of Obligations Under Contracts.  Perform all Hologic's
         ------------------------------------------
obligations arising by contract or imposed by applicable law, rule or regulation with respect to the Contracts and the related Equipment.

     (g) Changed Locations. Notify SBCC at least ten (10) days prior to:
         -----------------

          (i) Hologic's changing the location of its principal place of business or chief executive office or

          (ii) Hologic's opening or closing any places of business in any jurisdictions where such openings or closings might affect the place where a UCC financing statement or similar document would need to be filed in order to perfect or protect SBCC's security interest or other interest in any Contract, Equipment or Payment.

     (h) Further Assurances.  From time to time execute and deliver such further
         ------------------
documents and take such actions as SBCC may reasonably request in order to fully effect the purposes of this Agreement and any Program Supplement, and to protect SBCC's interest in the Contracts, Equipment and Payments.

     (i) Services and Parts.  Make available to SBCC and Obligors and other
         ------------------
users of the Equipment, at commercially reasonable rates, service, maintenance, spare parts, and training as is necessary to operate the Equipment.

     7.   Warranties as to Maintenance.
          ----------------------------

     (a)  Modifications and Maintenance Made Available.  Hologic shall make, or
          --------------------------------------------
cause to be made, all modifications to Equipment, related software, and microcode as it makes or causes to be made to all or a substantial part of the same type of equipment owned or financed by Hologic or any third party. The costs of any such modifications to an Obligor shall be no greater than the costs of such modifications made with respect to similar equipment owned or financed by Hologic or any third party. Hologic agrees that, in the event that it ceases to provide maintenance or support for the Equipment and related software, it will provide a copy of the complete source code for all such software to SBCC for use only in connection with the maintenance and support of Equipment purchased under this Agreement. Hologic further agrees to freely license operating and applications software related to the Equipment to all end-users of Equipment, including Obligors, subject only to a reasonable fee to offset the costs of registering the new licensee under the license agreement.

     (b) Payment for Services.  Hologic or its designee shall receive all
         --------------------
payments for the performance of the services described in subsection (a) above except those charged in connection with SBCC's provision of such services; provided that the amount charged for Hologic's services shall be no greater than the amount charged to other customers of Hologic for such services in similar circumstances.

     (c) Performance by SBCC.  SBCC or its designee may, after any uncured
         -------------------
default by Hologic of its maintenance or service-related obligations under this Agreement, any Program Supplement or any Contract, undertake to provide for any or all maintenance and/or refurbishment responsibilities provided for hereunder or under such Contract, at any time in SBCC's sole discretion upon 30 days notice to Hologic. In the event of such an assumption SBCC shall retain, as compensation for services rendered and not as Attributed Rents, all maintenance and refurbishment related payments received in connection with the SBCC-serviced Equipment and any related Software.

     8.   Agreement to Indemnify.
          ----------------------

     (a) No Assumption.  SBCC assumes no obligation or liability to the lessee
         -------------
or vendee under any Contract and no assignment of any Contract shall impose any such obligation or liability on SBCC.

     (b) Scope of Indemnity.  Hologic agrees to indemnify and save SBCC harmless
         ------------------
of, from and against any losses, damages, penalties, forfeitures, claims, costs, expenses (including court costs and reasonable attorneys' fees) or liabilities, excepting those arising solely out of SBCC's malfeasance, which may at any time be brought, incurred, assessed or adjudged against SBCC, related to or arising from the Contracts and the related Equipment.

     (c) Indemnity Payment.  SBCC and Hologic will each give the other notice of
         -----------------
any event or condition that requires indemnification by Hologic, or any allegation that such event or condition exists, promptly upon obtaining knowledge thereof. Hologic agrees to pay all indemnity amounts to SBCC promptly on notice thereof from SBCC.

     (d) Control of Proceedings.  If Hologic makes or provides to SBCC's
         ----------------------
satisfaction for payment under this indemnity provision, and if Hologic is otherwise in compliance with the terms of this Agreement and each Program Supplement, Hologic shall be subrogated to SBCC's rights with respect to such event or condition and shall have the right to control, and determine the settlement of claims upon, related litigation. In the event Hologic so controls litigation proceedings and provides for SBCC's defense of such matters by reputable and experienced counsel, and provided that joint representation is feasible and there is no conflict of interests which would make joint representation undesirable, SBCC will not be entitled to recover any attorneys' fees incurred for separate representation during such period of joint representation.

     (e) Survival of Indemnity Obligations.  All of the indemnities and
         ---------------------------------
agreements contained in this Section shall survive and continue in full force and effect notwithstanding termination of this Agreement, any Program Supplement, or of any Contract.

     9.   Agreements Regarding Collections.
          --------------------------------

     (a)   Private Label.  All billings and collections will be conducted by
           -------------
SBCC according to its standard policies and procedures, as in effect from time to time. Billings and collections will be performed on a non-notification, private label basis, with SBCC using Hologic's name or another name selected by SBCC. Hologic irrevocably authorizes SBCC to use Hologic's name in connection with all aspects of billing, collections and enforcement of Contracts or any related rights. The Obligors under Contracts purchased by SBCC shall be directed to send all Payments to a lockbox or post office box designated by SBCC and under SBCC's control. If, despite such direction, Hologic subsequently receives a Payment on account of a Contract sold to SBCC, Hologic agrees to hold the amount in trust for SBCC and immediately forward the Payment to SBCC in kind. Hologic hereby authorizes SBCC to endorse, in writing or by stamp, in Hologic's name or otherwise any and all checks, drafts, notes, bills of exchange and orders, howsoever received by SBCC, representing any Payment under any Contract or with respect to any Equipment purchased by SBCC.

     (b)   Account Information.  Hologic agrees to monitor the usage and number
           -------------------
of billable scans rendered by each unit of Equipment purchased under this Agreement, and to provide to SBCC a data file specifying such information for each Contract on or before the 12th day of the month following the month of usage. SBCC will provide Hologic with access to account summary and payment history information (if any) relative to the Contracts, as maintained by SBCC on SBCC's proprietary asset tracking system or its equivalent. SBCC MAKES NO WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE, WITH RESPECT TO SUCH SYSTEM, OR ANY INFORMATION MAINTAINED IN THE SYSTEM.

     (c)   Taxes.  SBCC will be responsible for collecting, filing returns with
           -----
respect to, and the remittance of sales, use and property taxes which accrue with respect to the Contracts and/or Equipment after the date of purchase. Hologic will be responsible for such matters with respect to taxes, assessments, fines, fees and other liabilities accruing prior to the purchase date and relating to the Contract, the Payments due under the Contract, the related Equipment, or any related Obligor Guaranty.

     (d) Applications.  Payments (excepting prepayments) received on account of
         ------------
the Contracts and Equipment will be applied first, against any Attributed Rent then due with respect to the Equipment, plus any unrecovered taxes, late charges or other amounts then payable by the Obligor under the Contract and second to Hologic.

     (e)   Collections in SBCC's Name.  Notwithstanding anything to the contrary
           --------------------------
contained in this Section, SBCC may, upon twenty (20) days prior written notice to Hologic of SBCC's intention to do so, notify the Obligor(s) under any or all Contracts to make all payments directly to SBCC and SBCC may thereafter proceed to use SBCC's own name in connection with all subsequent billing and collection efforts on each such Contract.

     (f)   Notices to Obligors.  Hologic agrees to provide to SBCC an original
           -------------------
notice in the form of Exhibit _____A hereto, which shall be issued on Hologic's letterhead and executed by Hologic's duly authorized officer, but be blank as to the addressee and Contract information as shown on the Exhibit, together with a sufficient supply of Hologic's letterhead for SBCC's preparation of notification letters to each Obligor under the Contracts. Hologic irrevocably authorizes SBCC, in connection with SBCC's notification of Obligors as provided in this
Section 9, to mechanically reproduce the executed letter (with completed information as to the Obligor, etc.) and/or to reproduce such letters and execute them on Hologic's behalf and to deliver the same as an original to each Obligor to whom notice under this Section is to be given. Hologic also agrees to provide to SBCC, upon SBCC's request, written or electronically readable information stating the names and current addresses of, and to the extent known by Hologic the names of the contact persons for, each Obligor under any Contract then owned by SBCC.

     (g)   Discretion.  SBCC, to the extent in compliance with SBCC's standard
           ----------
policies and procedures as in effect from time to time, and in compliance with laws and regulations applicable to SBCC in the State of Illinois, may take or fail to take whatever action with respect to the collection of Payments and receipt of funds as SBCC, in its sole discretion, shall deem proper and SBCC may agree with any Obligor as to any modification, alteration, release, compromise, extension, waiver, consent or other similar or dissimilar indulgence of or with respect to the Contract.

     10.    Prepayments.  Hologic has no right to prepay (in whole or in part)
            -----------
any Contract or to repurchase any Contract or Equipment purchased under this Agreement. If a Contract purchased by SBCC is prepaid in full by the Obligor for any reason, SBCC shall be entitled to receive, in connection with such payment, an amount equal to the Investment Balance of the Equipment covered by the Contract . Upon SBCC's receipt of such amount, SBCC will reassign to Hologic all of SBCC's right, title and interest in the repurchased Contract, any Payments due thereunder, and the related Equipment, without recourse to, and without representations or warranties by, SBCC of any kind whatsoever.

     11.  Repurchase of Contracts and Equipment, Indemnity After Obligor
          --------------------------------------------------------------
Default.

     (a)  Eligibility.    In the event any Contract shall not be an Eligible
          -----------
Contract at the time of purchase or shall thereafter cease to be an Eligible Contract Hologic agrees, upon demand by SBCC, to repurchase the Contract and related Equipment for cash for a price equal to the Investment Balance of the Equipment. Such repurchases will be made on or before the tenth (10th) day of the month following the month in which repurchase is requested. After SBCC receives the Investment Balance for any repurchased Contract and Equipment, SBCC will reassign to Hologic all of its right, title and interest in the repurchased Equipment and Contract, and any Payments due thereunder, without recourse to, and without representations or warranties by, SBCC of any kind whatsoever.

     (b) Obligor Default.  If SBCC gives Hologic notice of an Obligor Default
         ---------------
under any Contract purchased by SBCC and requests in writing that Hologic indemnify SBCC pursuant to this Section 11(b), Hologic will, within ten (10) days after receipt of SBCC's request, pay SBCC an amount equal to the As-Placed Investment of the Equipment.

     (c) Loss Limitation for Obligor Default Indemnities.  The maximum amount of
         -----------------------------------------------
Loss which Hologic will be required to bear on account of indemnities under
Section 11(b) shall be equal to the greater of:

          (i) ten percent (10%) percent of the aggregate Fair Market Value Purchase Price paid for all Contracts and Equipment purchased under this Agreement, or

          (ii) the aggregate Fair Market Value Purchase Price paid for the first four contracts (and the Equipment covered thereunder) purchased under this Agreement.

     (d) Scope of Loss Limitation.  The limitation on Losses under Section 11(c)
         ------------------------
applies only to Losses resulting from Section 11(b) indemnities. Any loss or losses resulting from repurchases other than Section 11(b) repurchases will not be considered in determining whether the amount of Loss Hologic has borne exceeds the applicable maximum amount of Loss computed under Section 11(c).

     (e) Remarketing.  Upon Hologic's payment of a Section 11(b) indemnity,
         -----------
Hologic agrees to promptly take all reasonable steps to recapture possession of the Equipment covered by such Contract and to use its best efforts to promptly remarket the Equipment before attempting to remarket any similar Equipment covered under Contracts repurchased under Section 11(a). All remarketing proceeds of such Equipment, net of any costs and expenses approved by SBCC, will be applied in the following order:

          (i) to SBCC, up to the amount of its unrecovered As-Placed Investment (if any) for the Equipment;

          (ii) to SBCC, up to the amount of its unrecovered Residual Investment for the Equipment;

          (iii)   to Hologic, up to the indemnity amount paid to SBCC under
     Section 11(b) with respect to the Equipment; and then

          (iv) one half to SBCC, one half to Hologic.

If Hologic is unable to remarket the Equipment and report any Loss attributable to remarketing to SBCC within six months after its indemnity payment, the Loss on that Contract shall be deemed to be zero.

     (f) Excess Loss; Continuing Obligations.  If Hologic's aggregate Loss
         -----------------------------------
resulting from Section 11(b) indemnities exceeds the maximum amount of Loss which has been computed under Section 11(c), then Hologic may invoice SBCC for the amount of such excess Loss. SBCC will refund the excess Loss within ten
(10) days after receipt of Hologic's invoice (provided that the invoice shows the calculations of the excess Loss). Nothing in this Section 11(f) shall relieve Hologic of its obligation to make indemnity payments and remarket Equipment pursuant to Sections 11(b) and 11(e), regardless of whether its aggregate Loss exceeds the maximum amount of Loss which has been computed under
Section 11(c).

     12.  Miscellaneous.
          -------------

     (a) Hologic agrees to pay all reasonable costs and expenses, including reasonable attorneys' and paralegals' fees, expenses and court costs incurred by SBCC in enforcing any of the provisions of this Agreement or any Program Supplement, or in enforcing any obligations of Hologic's contained in any Assignment.

     (b) Hologic hereby waives notice of any Obligor Default under any Contract purchased by SBCC and Hologic consents that, without affecting any of its liabilities or obligations hereunder or under any Assignment, SBCC may agree with any Obligor as to any modification, alteration, release, compromise, extension, waiver, consent, or other similar or dissimilar indulgence of or with respect to any Contract.

     (c) SBCC and Hologic each acknowledge that, as of the date of this Agreement, they each intend to treat purchases made pursuant to this Agreement, for all purposes including but not limited to accounting purposes and Federal income tax purposes, as purchases of Equipment subject to Contracts and not as loans.

     (d) This Agreement has been delivered and each Program Supplement will be delivered for acceptance by SBCC in Chicago, Illinois and shall be governed by and construed in accordance with the internal laws of the State of Illinois. Hologic hereby (i) waives any right to a trial by jury in any action to enforce or defend any matter arising from or related to this Agreement or any Program Supplement; (ii) irrevocably submits to the jurisdiction of any state or federal court located in Cook County, Illinois, over any action or proceeding to enforce or defend any matter arising from or related to this Agreement or any Program Supplement; (iii) irrevocably waives, to the fullest extent Hologic may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law and
(v) agrees not to institute any legal action or proceeding against SBCC or any of its directors, officers, employees, agents or property, concerning any matter arising out of or relating to this Agreement or any Program Supplement in any court other than one located in Cook County, Illinois. Nothing in this Section shall affect or impair SBCC's right to serve legal process in any manner permitted by law or our right to bring any action or proceeding against Hologic or its property in the courts of any other jurisdiction.

     (e) This Agreement and each Program Supplement shall be binding on, and inure to the benefit of, SBCC and Hologic and their respective successors and assigns and contains their entire understanding and agreement with respect to the subject matter hereof. It is understood and agreed that from time to time SBCC may (i) assign to any person or entity all of its right, title and interest in any Equipment purchased hereunder and/or in any Contract related to such Equipment, (ii) participate to any person(s) or entity all or any part of its right, title and interest in any Equipment purchased hereunder and/or in any Contract related to such Equipment, or (iii) assign all or part of its rights and benefits under this Agreement and/or any Program Supplement to any person, provided however, that SBCC will remain liable for the breach or failure of any
----------------
such assignee to perform SBCC's duties under this Agreement. Neither this Agreement nor any Program Supplement is assignable by Hologic without the prior written consent of SBCC.

     (f) This Agreement and any Program Supplement shall continue in effect until terminated and may be terminated by either party at any time upon thirty
(30) days' written notice to the other, provided, however, that all indemnities and all of the rights and obligations of the parties which apply to the Contracts and Equipment purchased prior to such termination shall survive such termination.

     (g) All of the covenants, agreements, representations and warranties made by Hologic and SBCC in this Agreement and in any Program Supplement shall, notwithstanding any investigation by the other party, be deemed to be material to and to have been relied upon by such party with respect to the Contracts and the Equipment. Hologic's or SBCC's knowledge at any time of any breach of or non-compliance with any of such covenants, agreements, representations or warranties shall not constitute a waiver of any thereof by the applicable party.

None of SBCC's or Hologic's rights under this Agreement or any Program Supplement will be waived except by a writing signed by the other party and any such waiver will be effective only as to matters expressly set forth in such writing.

     (h) Wherever possible each provision of this Agreement and each Program Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such Program Supplement.

     (i) Any notice under this Agreement shall be in writing and shall be delivered in person, by recognized overnight air courier, by telecopy, or by United States first class mail, postage prepaid, and sent as follows, provided
                                                                      --------
however, that notice by telecopy will be effective only if, contemporaneous with
-------
such notice, a duplicate notice is given in another manner provided in this
Section:

          (i)  if to Hologic at: 590 Lincoln Street
               Waltham, MA  02154
               Attention:  Chief Financial Officer
               telecopy number:

          (ii) if to SBCC, at One South Wacker Drive
               Chicago, Illinois  60606
               Attention: President, Vendor Finance Division telecopy number:, and

          (iii)to either party at any other address or telecopy number as such party may, by notice as herein provided, received by the other, designate as its address for all notices under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Address:  590 Lincoln Street             HOLOGIC INC. ("Hologic")
          Waltham, MA  02154

                                         By:   /s/  Glenn P. Muir
                                            ----------------------------
                                         Title:     Vice President, Finance
                                               ----------------------------


Address: One South Wacker Drive SANWA BUSINESS CREDIT CORPORATION Chicago, Illinois 60606 ("SBCC")


                                         By:   /s/  William P. Gmaz
                                            ----------------------------
                                         Title:     Vice President
                                               ----------------------------


Attachments:        Exhibit A (Notice of Assignment)

                          PROGRAM SUPPLEMENT NUMBER 1
                                       TO
                       MASTER PRODUCT FINANCING AGREEMENT

                       (Strategic Alliance Lease Program)

       This Program Supplement Number 1 ("Supplement") is entered into between
                                          ----------
Hologic Inc., ("Seller") and Sanwa Business Credit Corporation ("Buyer"),
                ------                                           -----
effective as of __________________. This Supplement is made pursuant to, and shall constitute additional terms and conditions to that certain Master Product Financing Agreement ("Master Agreement") dated September 25, 1996, between Buyer
                      ----------------
and Seller. The terms of this Supplement are incorporated into the Master Agreement as if set forth in full, and the terms of this Supplement will, with respect to the Program identified below ("Program"), supersede and control over
                                          -------
any conflicting terms of the Master Agreement. Capitalized terms used herein shall have the same meanings given in the Master Agreement.

PROGRAM DESIGNATION:  Strategic Alliance Lease Program
-------------------

PROGRAM APPLICABLE TO:
---------------------

     Equipment Model/Configuration:

          Model QDR4500C Acclaim Series (Model C)  ["QDR4500C"]
                                                     --------

          Model QDR1000 Plus Series  ["QDR1000"]
                                       -------

     Contract Summary:

          Term:  60 months

          Non-refundable deposit: $5,000 for Model QDR4500C; $3,000 for Model QDR1000

          Free initial scans (during trial period):  100

          Fee per scan (in excess of free scans during trial period and for all scans after trial period): $50.00

          Trial period:  6 months

          Cancellation by Obligor: At any time during trial period; no fee; deposit retained.

          Conversion options (exercisable by Obligor):

               (1) Purchase Equipment for not less than Investment Balance

               [NOTE: IN CERTAIN INSTANCES, AN OBLIGOR MAY PURCHASE QDR1000 EQUIPMENT FOR LESS THAN THE INVESTMENT BALANCE. SELLER AGREES THAT IN CONNECTION WITH SUCH PURCHASES, IT WILL IMMEDIATELY PAY
                                                      ------------------------
               THE DIFFERENCE BETWEEN THE OBLIGOR'S PURCHASE PRICE AND THE
               -----------------------------------------------------------
               INVESTMENT BALANCE TO BUYER.]
               ---------------------------

               (2) Convert to fixed monthly payment for term, with nominal purchase option ($1,750.00 minimum monthly rental amount for Model QDR4500C; $1,500.00 minimum monthly rental amount for Model QDR1000)

               (3) Convert to fixed monthly payment for term, with fair market value purchase option ($1,500.00 minimum monthly rental amount for Model QDR4500C; $1,250.00 minimum monthly rental amount for Model QDR1000)

          Cancellation by Seller: Permitted after trial period, but prior to conversion, if billable scans are less than 35 per one month period for Model QDR4500C or less than 30 per one month period for Model QDR1000, and Obligor does not make rental payment of the minimum monthly rental amount for such month.

          All specified minimums may be adjusted by mutual agreement of Buyer and Seller.


FAIR MARKET VALUE PURCHASE PRICE FOR EQUIPMENT/CONTRACTS COVERED BY PROGRAM:
---------------------------------------------------------------------------

     QDR4500C: [Language Deleted Due To Confidential Treatment Request.] per unit

     QDR1000: [Language Deleted Due To Confidential Treatment Request.] per unit

ATTRIBUTED RENT FOR EQUIPMENT/CONTRACTS COVERED BY PROGRAM:
----------------------------------------------------------

     Model QDR4500C: $5,000.00 non-refundable deposit (paid at closing); $0.00 months 1-6; $1,500.00 months 7-12; $1,750.00 months 13-60.

     Model QDR1000: $3,000.00 non-refundable deposit (paid at closing); $0.00 months 1-6; $1,250.00 months 7-12; $1,500.00 months 13-60.

AS-PLACED INVESTMENT SCHEDULE:
-----------------------------

     Model QDR4500C

     Model QDR1000

RESIDUAL INVESTMENT:
-------------------

     Model QDR4500C [Language Deleted Due To Confidential Treatment Request.] per unit

     Model QDR1000 [Language Deleted Due To Confidential Treatment Request.] per unit

ADDITIONAL/SUPERSEDING PROVISIONS APPLICABLE TO PROGRAM:
-------------------------------------------------------

     1.  Additional Definitions.
         ----------------------

               "EXCESS RENTALS" means, with respect to any Payment received by SBCC on account of a Fee Per Scan Contract, the portion of such Payment which exceeds the amount of unrecovered Attributed Rent for the Contract and the covered Equipment through the date of determination, plus the amount, if any, of unpaid taxes or other costs and expenses accrued or incurred by SBCC with respect to the Equipment or the Contract.

               "FEE PER SCAN CONTRACT" means any Contract purchased pursuant to this Supplement under which the Obligor has not exercised a conversion option consistent with the Contract Summary section of this Supplement.

               "NON-PERFORMING CONTRACT" means a Fee Per Scan Contract under which the average amount of Rent due over any three (3) month period occurring after the trial period is less than [Language Deleted Due To Confidential Treatment Request.] per month for Model QDR4500C or less than [Language Deleted Due To Confidential Treatment Request.] per month for Model QDR1000.

               "OFF-LEASE" has the meaning given in this Supplement.

               "REMARKET" or "REMARKETING" has the meaning given in this Supplement.

               "REMARKETING PROCEEDS" has the meaning given in this Supplement.

     2.  Additional Eligibility Provisions.  The following additional
         ---------------------------------
     eligibility requirements apply with respect to the Contracts, Payments and Equipment subject to this Program.

               Contract Provisions.  The Contract [IS IN THE FORM OF EXHIBIT
               -------------------
          ______ HERETO, HAS NOT BEEN MODIFIED OR AMENDED FROM SUCH FORM, AND] unconditionally provides that:

               1. The terms of the Contract conform to the terms specified in the Contract Summary section of this Supplement;

               2. All taxes, governmental charges, fines and fees will be paid by the Obligor;

               3. The Obligor will maintain casualty and theft insurance with respect to the Equipment in an amount not less than the greater of the replacement cost of or Investment Balance of such Equipment, and such policies of insurance will name Seller and its assignees as loss payee.

               [CONSIDER ADDITIONAL ELIGIBILITY PROVISIONS FOR MAINTENANCE AND SERVICE TO BE PERFORMED UNDER CONTRACT]

     3.  Fee Per Scan Information, Excess Rentals.  Seller agrees to provide
         ----------------------------------------
     Buyer with meter counts and information upon which billings may be rendered for Fee Per Scan Contracts. Seller acknowledges that Buyer may rely upon such information in billing for and allocating Payments due under Fee Per Scan Contracts. Buyer may use whatever means as are available to it to obtain and verify such information if not so provided by Seller, and Seller will reimburse Buyer for all costs and expenses incurred in connection therewith. Excess Rentals received by Buyer will be remitted monthly to Seller, provided that Buyer is not in default under the Agreement and that there is not, as of the date for remittance, any unsatisfied obligation owed from Seller to Buyer, in which case(s) Seller may retain such Excess Rentals as security as provided under Section 2(d) of the Agreement.

     4.  Non-Performing and Terminated Contracts, Repositioning.  If a Contract
         ------------------------------------------------------
     becomes a Non-Performing Contract or the Contract is terminated prior to its initial scheduled term (but not terminated in connection with a prepayment in full or conversion to a Converted Contract) and upon Buyer's request or at Seller's option, with Buyer's consent (which will not be unreasonably withheld), Seller will "Reposition" the Equipment covered by
                                          ----------
     the Contract by (i) recovering possession of the Equipment and (ii) attempting to place such Equipment with a different lessee, user or purchaser in the same manner as if the Seller were Remarketing the Equipment under paragraph 5 of this Supplement. Upon Seller's successful Repositioning of Equipment, any resulting lease or rental contract will constitute a replacement for the Contract originally relating to the Equipment and any payments under the new contract will be treated and applied as Payments with respect to the Equipment (any payments in excess of the applicable Attributed Rentals will, however, be applied first against any future Attributed Rentals for which there is no corresponding required payment under the replacement contract). Upon the successful Repositioning of any Equipment by sale, the proceeds of such sale will be applied in an inverse order of maturity against the unpaid Investment Balance for the Equipment.

     5.  Remarketing.  The following provisions will apply with respect to
         -----------
     Contracts and Equipment covered by this Supplement:

               (a)  Appointment, Priority.  Buyer hereby appoints Seller as its
                    ---------------------
          agent, to Remarket Equipment covered by this Supplement for a term commencing with the date of this Supplement and continuing until each item of Equipment subject to Remarketing is sold to the then Obligor or other end user, and the provisions of this Section will apply with respect to the Remarketing of Equipment during such term. The terms "Remarket" or
                                                                --------
          "Remarketing" as used herein will mean the re-lease, rental, lease and
           -----------
          sale of Equipment as provided in this Section 3, on prices, terms and conditions acceptable to Buyer. Seller shall use its best efforts to Remarket Equipment. No priority is required to be given by Seller to Remarket Equipment owned by Buyer, but Seller shall not discriminate against Buyer in favor of any new or used equipment or upgrades owned, managed or remarketed by Seller. Seller will not replace any Equipment owned by Buyer with Equipment owned by Seller or any other third party that performs substantially the same functions as Buyer's Equipment (e.g. no "like for like" replacements).

               (b)  Off-Lease Equipment, Duties.  At such time as the Contract
                    ---------------------------
          or other agreement covering any item of Equipment covered by this Supplement ceases to be subject to a Contract, renewal or extension of a Contract or a rental or lease agreement, the Equipment covered by such Contract or agreement will be deemed "Off-Lease" and Seller will diligently perform the following Remarketing services with respect to each such item of Equipment:

                    (i) Take possession of Off-Lease Equipment as it becomes
               Off-Lease and exercise such of the lessor's remedies under the appropriate Contract as Buyer may request.

                    (ii) Transport, store, refurbish, perform such service and repairs as necessary to place the Equipment in proper working order, and otherwise perform such duties as set forth in Section 3(d);

                    (iii) Certify the Equipment to the Remarketing lessee or purchaser for inclusion under the Equipment manufacturer's standard maintenance policy;

                    (iv) Seek new rental customers or purchasers for the Equipment (including, but not limited to, arranging for the transportation, storage, maintenance and installation of the Equipment, and making available to any Obligor such operating and other software, service, and maintenance, spare parts, and training as necessary).

               (c)  Reporting.  Seller will provide periodic market reports to
                    ---------
          Buyer, which will be prepared to the best of Seller's knowledge and will show summaries of market information for goods comparable to any Equipment which were offered, represented, sold or brokered by Seller during the previous period, including average sale price information by model and the number of units held for disposition and number of units actually disposed of in such period. Seller also will provide to Buyer, for any month in which Seller Remarkets Equipment, a monthly Remarketing report, which will cover in detail (i) a listing of Equipment which became Off-Lease Equipment and Equipment which was Remarketed during the prior month, and (ii) an inventory description showing as of the last day of the prior month, the number of and model(s) of all units of Off-Lease Equipment covered by this Supplement.

               (d) Removal, Refurbishing.  Seller's refurbishment duties
                   ---------------------
          hereunder shall include, but are not limited to, a duty to return the Equipment to an attractive appearance suitable for Remarketing, and a duty to cause such Equipment to perform in accordance with applicable product and certification specifications for new equipment of the same model. Seller shall update all Equipment subject to Remarketing to incorporate changes or new version releases of software and/or microcode which affects the Equipment's value, compatability, performance, ability to be upgraded, or ability to accept interchangeable parts. Seller shall also provide all engineering changes made to substantially all other equipment of the same model for which Buyer shall not pay greater charges than Seller's reasonable and customary charges for any such services and products for equipment similar to the Equipment and for customers similar to Obligors.
          Seller shall refurbish Off-Lease Equipment on a schedule sufficient to make items of refurbished Equipment available to satisfy orders for Equipment of the same type as the same are received by Buyer or Seller. Upon the re-lease of Off-Lease Equipment, Seller shall install, or cause to be installed, such Equipment at the Obligor's place of business.

               (e) Terms of Remarketing.  Any proposed Remarketing of Equipment
                   --------------------
          will be with parties and upon terms (including but not limited to price or rental term) and conditions satisfactory to Buyer in its discretion. Prior to any proposed Remarketing, Seller will transmit to Buyer for approval:

                    (i) The identity of those prospective lessees, users or
               purchasers who are considered reasonable prospects to lease or purchase Equipment, setting forth the name (and address if reasonably available) of each such party;

                    (ii) A copy of each proposed lease, renewal, extension or contract for the sale of the Equipment, as the case may be, together with a copy of any other agreement that may exist or be under consideration between Seller and each proposed lessee, user or purchaser, as the case may be, relating to the Equipment or the leasing or sale thereof; and

                    (iii) Sufficient credit information (as may be reasonably requested by Buyer and which can be reasonably provided by Seller) with respect to each proposed lessee, user or purchaser to enable Buyer to make an informed judgment as to the prospective lessee's, user's or purchaser's creditworthiness, it being understood that any such information will be provided without any warranty as to the accuracy of such information.

               Buyer will notify Seller in writing prior to the seventh (7th) business day after Buyer receives the information described above of its approval of any or all of the transaction proposed by Seller. Failure to so notify Seller within such period of its approval of any proposed transaction will constitute disapproval of any transaction will be in Buyer's sole discretion.

               (f) Documentation.  Upon the Remarketing of any Equipment, Seller
                   -------------
          will deliver promptly to Buyer, in the case of a cash sale, the executed contract for the sale of the Equipment and all other documents effecting or evidencing such sale, and the collected sale proceeds immediately following such date of sale, and in the case of a re-lease or an installment sale:

                    (i) Each original executed lease, installment sale agreement or document of extension or renewal with respect to the Equipment;

                    (ii) All other documents, including executed financing statements in appropriate form for filing and releases of any liens, necessary or appropriate to evidence and record Buyer's title and interest in the Equipment, the Contract, all monies due under the Contract, and all proceeds of all of the foregoing;

                    (iii) An executed assignment to Buyer of each lease or installment sale agreement

                    (iv) An installation certificate to the effect that such
               Equipment has been installed, is ready for use and has been unqualifiedly accepted by the lessee purchaser or user;

                    (v) A letter in the form attached hereto to the Agreement as
               Exhibit A to each purchaser or lessee signed by an authorized representative of Seller notifying such purchaser or lessee of the assignment to Buyer of Seller's rights under the lease or installment sales agreement.

               (g) Rates.  In establishing rental or sales rates for the
                   -----
          Remarketing of any item of Equipment, Seller shall apply rates that, in its best commercial judgment, are the most favorable rates obtainable for equipment of the same type. Seller shall not offer any credits or discounts to lessees or purchasers of Off-Lease Equipment.

               (h) Remarketing Proceeds.  All proceeds of any Remarketing, net
                   --------------------
          of sales, use, property, excise, ad valorem, or similar taxes ("Remarketing Proceeds")
          ----------------------
          shall be Buyer's property and shall, if received by Seller, be immediately remitted to Buyer by Seller, in the form in which they were received. However, Seller will be entitled to receive such of its documented out-of-pocket costs as have been approved by Buyer and incurred in connection with the Remarketing of such Equipment, but in no event will the aggregate of such amounts (exclusive of Equipment transportation costs) recoverable by Seller with respect to any item of Equipment exceed ________ percent (_____%) of the Remarketing Proceeds for such Equipment.

               (i) Communications With Obligors.  Buyer may communicate directly
                   ----------------------------
          with an Obligor, lessee or user of Equipment if Seller fails to perform any of its Remarketing duties with respect to the Equipment.

               (j) Brokers; Termination of Remarketing.  With respect to any
                   -----------------------------------
          Off-Lease Equipment and with prior notice to Seller, Buyer may arrange sales to brokers or dealers. If Buyer arranges a sale of such Equipment and notifies Seller before Seller Remarkets such Equipment to an end-user, Buyer will be free to conclude such sale. Further, if any item of Equipment subject to Remarketing due to the occurrence of an Obligor Default is Off-Lease for a period of ninety (90) days or more, or if any item of Equipment subject to Remarketing due to any other reason is Off-Lease for a period of sixty (60) days or more, Buyer may, upon ten (10) days prior written notice, notify Seller of Buyer's intention to Remarket such Equipment. If Seller fails to Remarket the item within such ten (10) days, Buyer or its designee may remarket such item of Equipment on its own behalf. In the event Buyer arranges a sale of Equipment to a broker or dealer or undertakes to remarket any Equipment, Seller shall only be entitled to receive payment of its permitted costs and expenses as provided under Section ______3(h). Seller will not be entitled to any other compensation in connection with the Remarketing of such Equipment and all Remarketing Proceeds will be for the Buyer's account. Notwithstanding any sale to a broker or dealer or any undertaking to remarket by Buyer, Seller agrees that it will make available to Buyer and to any lessee, purchaser or user of Equipment, at prevailing commercial rates, all services, parts, attachments, maintenance and upgrades as it generally makes available to owners or users of similar equipment.

               (k) Overseas Transactions.  If conversion of the Equipment to a
                   ---------------------
          different model or modification of the Equipment to allow its use in any country other than the United States is required in connection with any remarketing, Seller will undertake such conversion, with Buyer's prior written approval, but the cost thereof will be paid by Buyer. Buyer may require that some or all of such Off-Lease Equipment be transported by Seller to destinations outside the United States.
          In the event Buyer requests that Equipment be transported outside the United States, then Buyer will be responsible for the costs of such transportation.

     4.  Application of Remarketing Proceeds; Revenue Sharing.  All REMARKETING
         ----------------------------------------------------
     PROCEEDS DERIVED FROM THE REMARKETING OF EQUIPMENT COVERED BY THIS SUPPLEMENT, net of any costs payable to Seller under Section 5(h), will be applied in an inverse order of maturity against the unpaid INVESTMENT BALANCE for the Equipment. Provided that Seller continues to Remarket Equipment which is subject to this Supplement; after the Investment Balance for such Equipment has been reduced to zero, all Remarketing Proceeds, and other proceeds received by Buyer from or on account of such Equipment and/or related Contracts shall be payable as follows and in the following order:

          (a) To the payment of all unpaid sums due and payable to Buyer from Seller; then

          (b) one-half to Buyer and one-half to Seller.

BINDING EFFECT; RATIFICATION.  This Supplement shall be binding upon and inure
----------------------------
to the benefit of Buyer and Seller and their respective permitted successors and assigns. Buyer and Seller each acknowledge that the Master Agreement is in full force and effect and ratify the same. Except as specifically provided to the contrary under this Supplement, the Master Agreement shall apply to and govern all purchases made under this Supplement.

HOLOGIC INC.                  SANWA BUSINESS CREDIT CORPORATION
("Seller")                    ("Buyer")

By:                             By:
   ---------------------------      ------------------------------------
Title:                          Title:
      ------------------------         ---------------------------------